Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

BRAZE, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	(1)	Other	5,197,568	$36.95	$192,024,149.76	0.0001531	$29,398.90
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	(2)	Other	1,039,513	$31.40	$32,644,086.62	0.0001531	$4,997.81

Total Offering Amounts:							$224,668,236.38		34,396.71
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$34,396.71

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock.

Rounded up to the nearest penny.

The Registrant does not have any fee offsets.

Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on the preceding January 31 to the aggregate number of shares of the Registrant’s Class A common stock reserved for issuance under, and which annual increase is provided by, the Registrant’s 2021 Equity Incentive Plan.

Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee on the basis of $36.95, the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on March 27, 2025.
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock.

Rounded up to the nearest penny.

The Registrant does not have any fee offsets.

Represents an automatic increase equal to 1% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on the preceding January 31 to the aggregate number of shares of the Registrant’s Class A common stock reserved for issuance under, and which annual increase is provided by, the 2021 ESPP.

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $31.40, the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on March 27, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).